SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
             Of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported): May 13, 1997



                      WESTWOOD CORPORATION

      (Exact name of registrant as specified in its charter)


           Nevada                0-19381         87-0430944
----------------------------   -----------   -------------------
(State or other jurisdiction   (Commission   (I.R.S. Employer
      of incorporation)        File Number)  Identification No.)


12437 East 60th Street, Tulsa, Oklahoma                 74146
------------------------------------------            ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  918/252-1774
                                                     ------------


N/A
-----------------------------------------------------------------
(Former name or former address if changed since last report.)

                      WESTWOOD CORPORATION

                         CURRENT REPORT

                            FORM 8-K

ITEM 2.  Acquisition or Disposition of Assets.
-------  ------------------------------------

     (a) On May 13, 1997, Westwood/TANO, Inc., a Louisiana corporation ("Westwood/TANO"), a newly formed wholly owned subsidiary of Westwood Corporation (the "Company"), acquired the Marine Automation Control Division of TANO Automation, Inc., a Louisiana corporation ("TANO"). In consideration for the assets, Westwood/TANO paid the total purchase price of $2,500,000 as follows: (a) $1,500,000 to TANO at closing; (b) $500,000 into escrow at closing; and (c) a $500,000 promissory note. Additionally, Westwood/TANO assumed certain liabilities and obligations of TANO, as of the closing date, as more particularly described in that certain Agreement of Purchase and Sale of Assets (the "Agreement"). The Purchase Price is subject to adjustments as a result of reconciliations to a Closing Balance Sheet to reflect changes in net asset value from December 31, 1996 through the date of Closing, May 13, 1997. Adjustments as a result of decreases in net asset value during this period will be taken from the Escrow Funds and will be paid to Westwood/TANO. Increases in net asset value during the period will be paid by Westwood/TANO within ninety days after reconciliation of the Closing Balance Sheet. The Company executed the Agreement as guarantor, thereby guaranteeing all liabilities, obligations, covenants, warranties, representations, undertakings and agreements of Westwood/TANO under the Agreement, or made thereafter by Westwood/TANO in connection with the transactions contemplated thereunder.

     The Company formed Westwood/TANO as a Louisiana corporation on May 7, 1997 for the purpose of acquiring and operating the Marine Automation Control Division assets of TANO. The business of TANO included activities relating to automation and control systems for marine applications. There was no material relationship between TANO and Westwood/TANO and the Company, or either of them, or any of their affiliates, any director or officer of Westwood/TANO and the Company, or any associate of any such director or officer.

     Westwood/TANO utilized funds from its existing credit line for payment of the purchase price, and the Company executed a guaranty to TANO of Westwood/TANO's performance under the Agreement. The Company anticipates that its acquisition of TANO through its wholly owned subsidiary, Westwood/TANO, will contribute to the earnings in the current fiscal year. Further, the transaction will be accounted for as a purchase and, therefore, will not be dilutive to existing Company shareholders.

     (b) The business of TANO included the design, manufacture, sale and service of electrical automation and control systems for marine applications, including, without limitation, military and commercial ships, and machinery plant automation and control systems.

     The Company manufactures and markets a diversified line of products for the military and commercial marine industries in addition to its main line of signal switching and power switchboard equipment, firestop products and marine hardware. The Company intends to maintain the assets acquired from TANO in Westwood/TANO as a subsidiary within the Company consolidated group, its business operations in New Orleans, Louisiana, and will employ approximately thirty-five persons.


ITEM 7.  Financial Statements and Exhibits.
-------  ----------------------------------

     (c) Exhibits: Attached as Exhibit A is a copy of the Agreement, dated May 13, 1997.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


DATED:  May 28, 1997.           WESTWOOD CORPORATION



                                By:  /s/ Paul R. Carolus
                                   ---------------------------
                                   Paul R. Carolus,
                                   Chief Financial Officer
                                     and Treasurer

                              EXHIBIT "A"

                                                   EXECUTION COPY


                    AGREEMENT OF PURCHASE AND

                        SALE OF ASSETS


     This Agreement of Purchase and Sale of Assets ("Agreement"),

dated as of the 13th day of May, 1997, by and among

Westwood/TANO, Inc. ("Buyer"), as purchaser, Westwood Corporation

("Westwood"), as guarantor, and TANO Automation, Inc. ("TANO"),

as seller.

                      W I T N E S S E T H :

     WHEREAS, TANO designs, manufactures, sells and services

automation and control systems for marine applications,

including, without limitation, military and commercial ships, and machinery plant automation and control systems (the "Business");

     WHEREAS, it is intention of the parties that Buyer purchase,

except for excluded assets, all of the assets and contracts

comprising the Business, pursuant to that certain Letter of

Intent dated April 3, 1997 ("Letter of Intent"), but as modified in the negotiations leading up to the execution of this

Agreement; and

     WHEREAS, the purchase price is to be paid in cash, by

promissory note and by the assumption of certain obligations associated with the Business;

     NOW, THEREFORE, the parties do hereby represent, warrant,

covenant and agree as follows:

                            ARTICLE I

                   SALE AND PURCHASE OF ASSETS

     1.1  SALE AND PURCHASE OF ASSETS.  Subject to, and upon the terms and conditions hereof, and on the basis of the agreements,

representations and covenants contained in this Agreement, TANO shall sell, transfer, assign, convey, set over and deliver to

Buyer, and Buyer shall purchase and acquire from TANO, at the

Closing (as hereinafter defined) all of the assets used in the

Business, including, without limitation, the rights, properties,

and other assets listed and described below (hereinafter

collectively referred to as the "Assets"), except those assets described in Section 1.2 hereof (the "Excluded Assets"):

          1.1.1  TANGIBLE PERSONAL PROPERTY.  All tangible

personal  property used in connection with the Business,

including, without limitation, all leasehold improvements,

equipment, inventory and spare parts, described on

Schedule 1.1.1.

          1.1.2  GENERAL CONTRACTUAL RIGHTS.  All right and

interest of TANO in and to the contracts, agreements, leases,

commitments, licenses, sales and purchase orders, product

warranty and service agreements relating exclusively or primarily to, or necessary to, the Business and in effect on the Closing

Date, including, without limitation, such of the foregoing as are listed or described on Schedule 1.1.2 hereto (the "Agreements");

          1.1.3  INTANGIBLE PROPERTY AND LICENSED TECHNOLOGY.

All trademarks, trade names, including "TANO Automation, Inc.,"

and related goodwill therefor, whether domestic or foreign, owned or used by or licensed to TANO for use in the Business, as

conducted preceding the Closing Date, and all renewals,

modifications and extensions thereof ("Intangible Property"),

including, without limitation, those listed or described on

Schedule 1.1.3.

          1.1.4  GOVERNMENTAL LICENSES, PERMITS AND APPROVALS.

All transferable governmental licenses, permits and approvals which are issued or have been transferred or assigned to TANO and are used in the Business, including, without limitation, such of the foregoing as are listed or described on Schedule 1.1.4

hereto, which lists and so designates all transferable and

nontransferable governmental licenses, permits and approvals used in or by the Business;

     1.1.5  DOCUMENTS.  Originals or copies of all books, records and operating data of TANO used in or associated with the

Business, and other documents and records which are owned by, or are in the possession of, TANO and relate to the Business, including, books, records, credit information, customer lists,

employee records (for employees hired by Buyer), correspondence,

computer programs and software, sales, marketing and service records and literature, drawings and financial and tax

information employed by TANO in the Business (the "Documents");

          1.1.6  OTHER ASSETS.  Such other assets listed on

Schedule 1.1.6, which may be supplemented prior to Closing to include assets that Buyer may identify as necessary or reasonably appropriate for the conduct of the Business by Buyer that are not

Excluded Assets, as hereinafter defined.

     1.2  EXCLUDED ASSETS.  The assets listed or described on

Schedule 1.2 shall not be included in the definition of Assets

(the "Excluded Assets").

     1.3  NONASSIGNABLE CONTRACTS.  Set forth on Schedule 1.3 is a list of all leases, contracts, licenses, permits, sales orders,

approvals and other agreements or commitments described in

Section 1.1 above which are by their terms nonassignable or are nonassignable without the consent of a party other than TANO, or,

in the case of leases, cannot be assigned or sublet by their terms or cannot be assigned or sublet without the consent of a party other than TANO (collectively, the "Nonassignable

Contracts") for which consents have not been obtained. TANO agrees to use reasonable efforts to obtain all the necessary consents to assignment or sublease.

                           ARTICLE II

                   CLOSING AND PURCHASE PRICE

     2.1  THE CLOSING.  The closing (the "Closing") of the

transactions contemplated hereby shall take place at the offices of Milling, Benson, Woodward, Hillyer, Pierson & Miller, L.L.P.,

909 Poydras Street, Suite 2300, New Orleans, Louisiana 70112, at

10:00 a.m. local time on May 13, 1997, or at such other time,

date or place as the parties may mutually agree (the "Closing

Date").  If this Agreement is terminated pursuant to the

provisions of Section 7.3 hereof or because of the failure to consummate the transactions contemplated hereby on or before

May 30, 1997, or such date of extension, neither party shall have any further rights nor obligations to one another hereunder or otherwise.  The effective time of the transfers shall be as of

6 o'clock p.m., New Orleans time, on April 30, 1997 (the

 "Effective Date").

     2.2  CONSIDERATION.  In consideration of the transfer of the

Assets and the other undertakings of TANO hereunder, Buyer shall:

(a) pay the Purchase Price (as hereinafter defined) to TANO as hereinafter provided, and (b) assume the Assumed Liabilities (as hereinafter defined) as of the Closing. Except as otherwise provided herein, the cash portion of Purchase Price hereunder shall be made by delivery to TANO of (i) one or more certified or official bank checks (in New Orleans Clearing House funds)

payable to the order of TANO, or (ii) by depositing, by bank wire transfer, the required amounts (in immediately available funds)

in an account of TANO designated by it for such purpose.

     2.3  PURCHASE PRICE.  The Purchase Price shall be Two

Million Five Hundred Thousand Dollars ($2,500,000.00), allocable as set forth on Schedule 2.3 and payable as follows:

          (a)  $1,500,000 to TANO at the Closing;

          (b)  $500,000 into an escrow at the Closing,
               on the terms and conditions set forth in the escrow agreement attached hereto as
               Exhibit 1 ("Escrow"); and

          (c)  $500,000 promissory note in the form of
               Exhibit 2 (the "Note")

     2.4  PURCHASE PRICE ADJUSTMENT.  The Purchase Price shall be subject to adjustment after the Closing Date, as follows:

          (a)  As promptly as possible following the
               Closing Date, Buyer shall cause Ernst &
               Young, CPA's to conduct an audit or
               reconciliation of the books and records
               related to the Assets and Assumed
               Liabilities as of the Effective Date.
               TANO's independent accountants (TANO's
               auditors) shall have the right to
               observe the manner in which Ernst &
               Young conducts such audit or
               reconciliation.  Not later than 60 days
               after the Closing Date, Buyer shall
               cause Ernst & Young, CPA's to deliver an audited or reconciled balance sheet as of the Effective Date to each of the parties and TANO's Auditors (the
               "Closing Balance Sheet").  The Closing
               Balance Sheet shall be prepared in the
               same manner as TANO's December 31, 1996
               balance sheet as it relates to the
               Business.

          (b)  Within 15 days of the delivery of the
               Closing Balance Sheet, TANO shall accept or dispute it. If TANO disputes the Closing Balance Sheet, it shall specify in writing the accounts that it is disputing and state the reasons supporting its disputation ("Dispute
               Notice").

          (c) If a Dispute Notice is given, the parties will attempt to resolve their differences for no more than two weeks.
               If the parties are unable to resolve
               their differences within two weeks, the
               matter will be submitted to arbitration
               as provided in Section 8.4.

          (d)  Immediately upon the expiration of the
               15 day period for giving the Dispute
               Notice, if no Dispute Notice is given
               (or sooner if the right to give the
               Dispute Notice is waived by TANO), or
               immediately upon resolution of any
               disputes, if any (the "Escrow
               Resolution Date"), the Purchase Price
               shall be adjusted, as follows:

               (i)  If the Net Asset Value of the
                    Business (as such term is
                    defined below) on the
                    Effective Date, as reflected
                    on the Closing Balance Sheet
                    (as modified by resolutions of
                    disputes, if any) is less than
                    $971,000, the deficiency shall
                    be paid first by offset to the
                    Note, then out of the Escrow
                    to Buyer, and then, if the
                    deficiency is in excess of the
                    Note and the Escrow, by wire
                    transfer within ten (10) days
                    from TANO to Buyer, and the
                    remaining funds in the Escrow,
                    if any, shall be distributed
                    to TANO.  If the Net Asset
                    Value is in excess of $971,000,
                    Buyer shall, within nine days
                    after the Escrow Resolution
                    Date, pay such amount into the
                    Escrow by wire transfer of
                    immediately available funds,
                    and all funds then held in
                    Escrow shall immediately
                    thereafter be paid out to
                    TANO.

              (ii)  The term "Net Asset Value of
                    the Business" is defined as
                    the excess of the Assets over
                    the Assumed Liabilities, as
                    shown in the Closing Balance
                    Sheet (as modified by
                    resolution of disputes, if
                    any).

          (e)  In addition to the audit or
               reconciliation, Ernst & Young shall
               prepare an accounting between the
               Effective Date and the Closing Date
               which will determine (i) the Assets
               converted to Cash during that period,
               which TANO will owe Buyer, and (ii) the
               cash converted to Assets or used to pay
               Assumed Liabilities, which Buyer will
               owe TANO.

          (f)  The fees and disbursements of Ernst &
               Young incurred in the preparation of the Closing Balance Sheet shall be paid by Buyer.

                           ARTICLE III

                    ASSUMPTION OF LIABILITIES

     3.1  ASSUMPTION OF LIABILITIES.  On the terms and subject to the conditions hereof, Buyer will assume on the Closing Date the liabilities and obligations of TANO that existed or accrued on and after the Closing Date relating to the Business listed on

Schedule 3.1.1 (hereinafter collectively, the "Assumed

Liabilities"), but Buyer does not assume any liability or

obligation for those liabilities or obligations listed on

Schedule 3.1.2 (the "Excluded Liabilities").

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

    4.1  REPRESENTATIONS AND WARRANTIES OF TANO.  In order to

induce Buyer and Westwood to enter into this Agreement, TANO hereby makes the following representations and warranties to

Buyer and Westwood:

          4.1.1  ORGANIZATION OF TANO.  TANO is a corporation

duly organized, validly existing and in good standing under the laws of Louisiana, all of the outstanding shares of TANO are owned by James J. Reiss, Jr., and TANO has no subsidiaries;

          4.1.2  AUTHORITY TO OWN, LEASE AND SELL PROPERTY.  TANO

has all necessary corporate power and authority to own or to lease the properties it purports to own or lease and which are used in the Business, and to carry on the Business as it is now being conducted, and has the right, corporate power and authority to assign, license and transfer the Assets, except to the extent the same are Nonassignable Contracts, in accordance with the terms and conditions hereof and has no information which would indicate that Buyer is not a qualified transferee of the Assets;

          4.1.3  QUALIFICATION.  TANO is duly qualified to do

business and is in good standing in all jurisdictions in the

United States which the failure to qualify could have a material adverse effect upon the Business, which jurisdictions include those listed on Schedule 4.1.3;

          4.1.4  NO GOVERNMENTAL CONSENTS.  No governmental

consents, approvals, orders or authorizations are required for the execution and delivery of this Agreement by TANO, but no representation is made concerning the authority of Buyer or

Westwood to conduct the Business;

          4.1.5  AUTHORITY TO EXECUTE, DELIVER AND PERFORM THIS

AGREEMENT.  TANO has all necessary corporate power and authority to execute, deliver and perform this Agreement.  All corporate and other proceedings of TANO, including, without limitation, all requisite actions by its Board of Directors and shareholder

required to authorize the legal and valid execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, have been, or will be on or before the Closing Date, duly and validly completed.

This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of TANO;

          4.1.6  NO VIOLATION OF LAWS, AGREEMENTS; NO LIENS.  The

execution and delivery of this Agreement by TANO and the

consummation of the transactions contemplated hereby (i) are not prohibited by, and do not violate any provision and will not result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of (A) any applicable law, rule, regulation, judgment, decree, order or other

requirement of (x) the United States or of (y) any State of the

United States or of (z) any court, authority, department,

commission, board, bureau, agency or instrumentality of either

(x) or (y), (B) its Articles of Incorporation and By-Laws and any

amendments to either of them, or (C) any material contract,

indenture, agreement or commitment (other than Nonassignable

Contracts) relating directly to the Business and to which TANO,

or any affiliate thereof, is a party or is bound, the breach of which would reasonably be anticipated to be adverse and material to the operations of TANO, with respect to the Business, and

(ii) have not resulted and will not result in the creation or imposition of any lien, encroachment, easement, encumbrance, mortgage, hypothecation, equity, charge, restriction, possibility of reversion or other similar conflicting ownership or security interest against the Assets or the Business in favor of any third person or entity;

          4.1.7  EXHIBITS AND SCHEDULES.  The exhibits and

schedules to this Agreement are true, correct and complete in all material respects;

           4.1.8  INSURANCE.  TANO has received no notice of

cancellation or nonrenewal with respect to any insurance policies or binders of insurance or programs of self-insurance which

relate to the Business and which are maintained by TANO with respect to the Assets;

          4.1.9  OPERATIONS IN THE ORDINARY COURSE OF BUSINESS.

Since the 1st day of January, 1997, TANO has conducted the

Business only in the ordinary course, and since that date, TANO has not:

          (a) disposed of any Assets having a value of greater than Twenty-five Thousand
               ($25,000) Dollars for any single asset,
               or greater than One Hundred Thousand
               ($100,000) Dollars in the aggregate;

          (b)  materially increased the rate of
               compensation or benefits of any of the
               employees or agent of TANO; or

          (c) suffered any material and adverse damage relating to the Assets as the result of fire, explosion, earthquakes, flood, drought, accident, act of God, riot or activity of armed forces or of the public enemy, requisition or taking of property by any governmental authority or any other casualty or event (whether or not covered by insurance).

          4.1.10  TAX MATTERS.  All tax returns required to be

filed by TANO on or before the Closing Date in respect of the

Business and the Assets have been, or will be, timely filed, and all taxes indicated as due and payable on such returns have been or will be paid by TANO when required by law.  All assessments,

fees and other charges due prior to the Closing Date have been or will be paid by TANO when due;

          4.1.11  NO LITIGATION.  Except as described on

Schedule 4.1.11 and except for claims for money damages the

uninsured portion of which is less than Five Thousand Dollars

($5,000) with respect to any single claim (which claims for money damages shall not exceed Twenty-Five Thousand Dollars [$25,000]

in the aggregate), as of the date of this Agreement (i) there is no legal action or other proceeding or any investigation or

inquiry pending or threatened against or affecting TANO (before any court, agency, arbitrator or otherwise) with respect to the

Business which may reasonably be expected to have a material and adverse effect upon the Business or the Assets; (ii) TANO is not subject to any judgment, decree or order entered in any lawsuit or proceeding brought against it that may reasonably be expected to adversely affect the Business in any material respect, nor has any such action, proceeding, investigation or inquiry been

pending at any time within two (2) years of the date of this

Agreement; and (iii) TANO is not aware of any facts or

circumstances that could give rise to any of the foregoing;

          4.1.12  COMPLIANCE WITH LAW; COURT AND GOVERNMENTAL

ORDERS.  Except for such items listed or described on

Schedule 4.1.12:

          (a)  TANO has complied with each, and is not
               in violation of any, law, ordinance, or
               governmental rule or regulation to which the Business is subject, the violation of or failure to comply with would reasonably be anticipated to have a material adverse effect on the Business or the Assets;

          (b)  TANO has not failed to obtain any, and
               it currently holds and maintains all,
               material qualifications, licenses,
               permits or other governmental
               authorizations necessary to the conduct
               of the Business; and

          (c)  TANO has complied with each and is not
               in violation of or in default with
               respect to any judgment, order, writ,
               injunction or decree of any court or of
               any governmental official department,
               commission, authority, board, bureau,
               agency or other instrumentality to
               which TANO, with respect to the
               Business, or the Business is subject and which adversely affects or relates to the Business.

          4.1.13  TITLE TO THE ASSETS.  TANO has good title, not

suggestive of litigation,  to all Assets transferred hereunder,

free and clear of all liens other than the encumbrances to secure the debt to the Whitney National Bank and other than liens for taxes, assessments and other governmental charges and other

inchoate liens which are not due and payable, or which may

thereafter be paid without penalty, or the validity of which shall concurrently be contested in good faith, and which do not exceed Five Thousand Dollars ($5,000) as to any single lien or

Twenty Thousand Dollars ($20,000) in the aggregate;

          4.1.14  CONDITION OF FIXED AND TANGIBLE ASSETS.  No

representation or warranty is made as to the fixed and tangible assets being transferred hereunder;

          4.1.15  BROKERS AND FINDERS.  TANO has not taken any

action that, directly or indirectly, would obligate Buyer or

Westwood to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby;

          4.1.16  THIRD-PARTY OPTIONS.  There are no existing

agreements, options, commitments or rights with, to or in any third party to acquire any of the properties, assets or rights included in the Business or any interest therein, except for those entered into in the ordinary course of business;

          4.1.17  UNION PETITIONS FOR RECOGNITION.  There are no

pending petitions for recognition of a labor union or association as the exclusive bargaining agent for any of TANO's employees.

No such petitions have been pending at any time within two (2)

years prior to the date of this Agreement, and there has not been any organizing effort by any union or other group seeking to represent any of TANO's employees as their exclusive bargaining agent at any time within two (2) years of the date of this

Agreement.  There are no strikes, work stoppages or other

material labor troubles now pending or threatened against TANO with respect to the Business, nor have there been any such

strikes, work stoppages or other material labor troubles at any time within two (2) years preceding the date of this Agreement;

          4.1.18  LIST OF EMPLOYEE PLANS AND POLICIES.  Set forth

on Schedule 4.1.18 hereto is a list of all employee plans and policies maintained for the benefit of any employee of TANO.

TANO has delivered to Buyer and Westwood true, correct and

complete copies of all employee plans and policies, or in the case of any unwritten employee plans and policies, true, correct and complete descriptions thereof, and all trust agreements or funding agreements, including insurance contracts, all amendments thereto and, with respect to any plans or plan amendments, all determination letters issued by the Internal Revenue Service after September 1, 1974, all notices of intent to terminate and the most recent of each of the following where applicable:

employee census data, annual reports, summary plan descriptions,

summaries of material modifications and summary annual reports

(collectively, the "Plans").  As of the date hereof, other than claims for benefits submitted by participants or beneficiaries in the normal course, there is no request for documents, litigation,

legal action, suit, investigation, claim, counterclaim or

proceeding pending or threatened against or affecting the Plans;

          4.1.19  ABSENCE OF UNDISCLOSED LIABILITY.  Except as

set forth on Schedule 4.1.19 hereto or as shall be reflected on the Closing Balance Sheet, TANO has no obligations or liabilities

(whether accrued, absolute, contingent, unliquidated or

otherwise, whether or not known to TANO, whether due or to become due and regardless of when asserted) which could be asserted against the assets to be acquired by Buyer or which could, with the passage of time or otherwise, become a lien against the

assets to be acquired by Buyer herein.

          4.1.20  INTELLECTUAL PROPERTY RIGHTS.

          (a)  The intellectual property rights
               comprise all of the intellectual
               property rights necessary for the
               operation of business of TANO as
               currently conducted or as currently
               proposed to be conducted.

               Schedule 4.1.20 sets forth a complete
               list of all:

               (i)  patent or registered
                    intellectual property rights
                    and pending patent applications
                    or other applications for
                    registrations of intellectual
                    property rights owned or filed
                    by or on behalf of TANO;

              (ii)  all trade names and material,
                    unregistered trademarks and
                    service marks owned or used by
                    TANO; and

             (iii)  all licenses or similar
                    agreements or arrangements for
                    the intellectual property
                    rights to which TANO is a
                    party, either as licensee or
                    licensor.

          (b)  Except as set forth on Schedule 4.1.20
               hereto:

               (i)  TANO owns and possesses all
                    right, title and interest in
                    and to, or has a valid and
                    enforceable license to use,
                    the intellectual property
                    rights necessary for the
                    operation of business as
                    currently conducted or as
                    currently proposed to be
                    conducted;

              (ii)  no claim by any third party
                    contesting the validity,
                    enforceability, use or
                    ownership of any of the
                    intellectual property rights
                    has been made, is currently
                    outstanding or, to the
                    knowledge of TANO, is
                    threatened;

             (iii)  to the knowledge of TANO, no
                    loss or expiration of any
                    intellectual property right
                    which loss or expiration might
                    have a material adverse effect
                    on TANO is threatened, pending
                    or anticipated by TANO;

              (iv)  TANO has not received any
                    notices of and has no
                    knowledge of any infringement
                    or misappropriation by any
                    third party with respect to
                    the intellectual property
                    rights; and

               (v)  to TANO's knowledge, TANO has
                    not infringed or
                    misappropriated any
                    intellectual property rights
                    of any third parties.

          (c)  To TANO's knowledge, the transactions
               contemplated by this Agreement will have no material adverse effect on TANO's right, title and interest in and to the intellectual property rights.

          4.1.21  BULK SALES LAW INAPPLICABLE.  The sale of the

Assets as proposed in this Agreement, upon closing, will not be in conflict with or be affected by bulk sales or any similar laws of the State of Louisiana.  Based on all circumstances known to

TANO, the assets herein are being sold for a fair and reasonable equivalent value under present market conditions.  No notices or other filing are required to be made pursuant to bulk sales or any similar laws of Louisiana to transfer good and marketable title to Buyer, free and clear from any claims of any creditor or third person, other than set forth in Section 4.1.13.

     4.2  REPRESENTATIONS AND WARRANTIES OF BUYER AND WESTWOOD.

In order to induce TANO to enter into this Agreement, Buyer and

Westwood hereby make the following representations and warranties to TANO:

          4.2.1  ORGANIZATION OF BUYER.  Buyer is a corporation

duly organized, validly existing and in good standing under the laws of Louisiana, with all requisite power and authority to own,

hold or lease the rights, properties and assets it will acquire,

hold or lease pursuant to the transactions contemplated by this

Agreement, and to execute, deliver and perform this Agreement and other documents to be executed by Buyer in connection with this transaction;

          4.2.2  ORGANIZATION OF WESTWOOD.  Westwood is a

corporation duly organized, validly existing and in good standing under the laws of Nevada, with its principal place of business in

Tulsa, Oklahoma, with all requisite power and authority to own,

hold or lease the rights, properties and assets it will acquire,

hold or lease pursuant to the transactions contemplated by this

Agreement, and to execute, deliver and perform this Agreement and other documents to be executed by Westwood in connection with this transaction;

          4.2.3  AUTHORITY TO EXECUTE, DELIVER AND PERFORM THIS

AGREEMENT.  All proceedings and action by Buyer and Westwood required to authorize the legal and valid execution, delivery and performance of this Agreement and other documents related to this transaction and its consummation of all of the transactions

contemplated by this Agreement have been duly taken by Buyer and

Westwood.  This Agreement has been duly authorized, executed and delivered by, and is the valid and binding obligation of Buyer and Westwood;

          4.2.4  NO VIOLATION OF LAWS, AGREEMENTS.  The execution

and delivery of this Agreement by Buyer and Westwood and the consummation by Buyer and Westwood of the transactions

contemplated hereby are not prohibited by, and do not violate any provision and will not result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of, (A) any applicable law, rule, regulation, judgment, decree,

order or other requirement of (x) the United States or of (y) any

State of the United States, or of (z) any court, authority,

department, commission, board, bureau, agency or instrumentality of (x) or (y), (B) the articles or certificate of incorporation and bylaws of Buyer or of Westwood, or (C) any material contract, indenture, agreement or commitment to which Buyer or Westwood is a party or bound or to which any of Buyer's or Westwood's

properties are subject;

          4.2.5  NO GOVERNMENTAL CONSENTS.  No governmental

consents, approvals, orders or authorizations are required for the execution, delivery or performance by Buyer or Westwood of this Agreement, and other documents related to this transaction and the consummation of the transactions contemplated hereby;

          4.2.6  BROKERS AND FINDERS.  Neither Buyer nor Westwood

has taken any action that, directly or indirectly, would obligate

TANO to anyone acting as a broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

     4.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All

representations and warranties shall survive the Closing until the second anniversary of the Closing Date.

                            ARTICLE V

                    CONDUCT PRIOR TO CLOSING

     5.1  RIGHTS OF INSPECTION.  Prior to the Closing, TANO shall afford to the officers, attorneys, accountants or other

authorized representatives of Buyer and Westwood full and free access to all of the Assets and books and records of TANO

relating to the Business on reasonable notice during normal business hours, in order to afford Buyer and Westwood full opportunity to make such review, examination and investigation of

TANO as Buyer and Westwood shall desire to make, and Buyer and

Westwood shall be permitted to take extracts from, or to make copies of, such books and records as may be reasonably necessary.

TANO shall furnish, or cause to be furnished, to Buyer and

Westwood such financial and operating data and other information regarding TANO or the Business as Buyer or Westwood may

reasonably request, and all such data and information to be held subject to the agreements as to confidentiality in the Letter of

Intent and the letter of January 19, 1996 incorporated by

reference therein (incorporated herein by reference).

     5.2  COOPERATION.
          5.2.1  PRESERVATION OF BUSINESS.  From and after the

date hereof until the Closing Date, TANO shall use reasonable efforts to maintain and preserve its business organization intact and to maintain its relationship with its clients and customers.

TANO will, with prior agreement as to timing and manner, permit

Buyer and Westwood to contact parties to contracts, clients,

customers and employees in cooperation with TANO's personnel.

TANO will cooperate fully with Buyer in Buyer's efforts to employ its employees and in otherwise making practicable the start-up of

Buyer's operations as a new operator;

          5.2.2  GENERAL REQUIREMENTS.  TANO, Buyer and Westwood

shall not voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to it as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as early as practicable the obligations herein provided to be performed by it.

     5.3  CONDUCT OF BUSINESS PENDING CLOSING.

          5.3.1  BUSINESS IN THE ORDINARY COURSE.  TANO hereby

agrees that, unless it receives the prior written consent of

Westwood, from and after the date hereof until the Closing Date,

TANO shall not (i) operate the Business otherwise than in a

manner consistent with past practices; (ii) grant any

compensation increase to any officer or employee of TANO; or

(iii) authorize, recommend or propose any merger, consolidation,

acquisition or disposition of assets outside the ordinary course of business, material change in capitalization or any comparable event relating to TANO or the Business;

          5.3.2  ENCUMBRANCE AND MAINTENANCE OF ASSETS; INCURRING

LIABILITIES.  TANO will not from and after the date hereof and until the Closing Date, without the prior written consent of

Westwood:

          (a)  except in the ordinary course of
               business, incur, assume or agree to any
               debt or other obligation to pay money or guarantee any debt or obligation to pay money relating to the Business or TANO;

          (b)  enter into any lease, contract,
               agreement, purchase or sale order or
               other commitment relating to the Assets, the Business or TANO other than in the ordinary course of business;

          (c)  modify, amend, cancel or terminate any
               of its existing leases, contracts,
               agreements, purchase or sale orders or
               other commitments relating to the
               Business or TANO other than in the
               ordinary course of business; or

          (d)  sell, transfer, dispose of or encumber
               Assets relating to the Business or TANO
               other than inventories in the ordinary
               course of business.

          5.3.3  RISK OF LOSS.  The risk of loss shall be

 assigned as follows:

          (a)  If prior to the Closing Date, any
               material tangible property of TANO to be transferred to Buyer hereunder or to which TANO is assigning its rights to Buyer is destroyed or damaged by fire or other casualty or is condemned or taken by any governmental authority or otherwise acquired pursuant to eminent domain authority, Buyer may cause TANO, as soon as practical after an appropriate investigation has been made to determine the extent of the loss, to either (a) pay to Buyer a sum equal to that portion of the Purchase Price allocable to the affected property consistent with the allocated purchase price(s) indicated on the Exhibits hereto or (b) reduce the Purchase Price accordingly; provided, however, in the event that such destroyed, damaged or condemned property shall have a value of more than One Hundred Thousand ($100,000)
               Dollars or the loss of such property
               shall, in the judgment of either party,
               materially and adversely affect the
               operations or prospects of the Business, Buyer or TANO may, at its sole election, terminate this Agreement, in which case
               Buyer, Westwood and TANO shall have no
               further obligations to one another
               hereunder or otherwise.

          (b)  TANO shall be entitled to utilize any
               insurance or condemnation proceeds in
               satisfying its obligations under
               Section 5.3.3(a).

     5.4  TERMINATION AND HIRING OF EMPLOYEES.  Prior to the

Closing, Buyer shall notify TANO in writing of the TANO employees that Buyer, in its sole and absolute discretion, desires to

employ (the "Transferred Employees"), and Buyer hereby agrees that (i) it will employ, effective as of the Closing each such

Transferred Employee on an at-will basis and (ii) it will assume the obligation to pay all accrued compensation and other benefits for such Transferred Employees and for those TANO employees not hired by Buyer, to the extent such obligations are reflected on the Closing Balance Sheet.  TANO shall terminate all TANO

employees other than the Transferred Employees and shall pay severance to such terminated employees in an amount equal to

1-1/2% of their current yearly salary times the number of years of service, with a maximum severance payment equal to three months' salary and a minimum of one month's salary. In addition,

TANO shall also pay the same severance payments to any

Transferred Employees who may be terminated by Buyer within the first 180 days following the Closing.

                           ARTICLE VI

                 OTHER AGREEMENTS AND COVENANTS

     6.1  COOPERATION ON CLAIMS. Buyer, Westwood and TANO shall cooperate in good faith with one another in connection with the defense or presentation by either of them of each liability,

worker's compensation, environmental, occupational safety or other lawsuit or claim arising out of the Business.  Such

cooperation shall include, without limitation, (a) supplying,

without expense to the other, such factual and technical

information as it shall possess and the other may reasonably require in connection with any such defense, (b) making

available, at such times and for such periods as shall not

unreasonably interfere with their duties, at the expense of the other, persons employed by it to testify as fact or expert

witnesses at trial and on deposition in connection with such suits, (c) informing the other, to the extent requested, of

events affecting the other arising in connection with such suits,

and (d) providing, at the expense of the other, such information as may be required by it to respond to discovery proceedings in any such lawsuits. Payment of expenses hereunder shall be limited to reasonable out-of-pocket expenses and reimbursement of salaries or wages for employee time.

     6.2  COVENANT NOT TO COMPETE.

          6.2.1  LOUISIANA COVENANT NOT TO COMPETE.

               (a)  COVENANT.  For two years from the Closing

Date, TANO shall not, either directly or indirectly, (a) carry on or engage in a business similar to the business, or (b) solicit customers of the Business to do business competitive with the

Business.

               (b)  GEOGRAPHICAL SCOPE.  The covenants and other

provisions contained herein shall cover the activities of TANO in the parishes of Orleans, Jefferson, Lafayette, St. Tammany,

Calcasieu, East Baton Rouge, West Baton Rouge, Caddo and Bossier,

and all municipalities located in any of them in the State of

Louisiana, so long as Buyer or Westwood is carrying on the

Business therein or any aspect thereof.

          6.2.2  COVENANT NOT TO COMPETE OUTSIDE OF LOUISIANA.

For a period of two years from the Closing Date, TANO shall not,

either directly or indirectly, (a) solicit, service, obtain or accept orders for products or services competitive with those provided or supplied in the course of the Business, or

(b) commence, engage in, or participate in any business

competitive with the Business.

          6.2.3  REASONABLENESS; REMEDIES; VENUE; SEVERABILITY.

               (a)  The parties to this Agreement expressly agree

that it is not their intention to violate any public policy or statutory or common law.  The parties intend that the covenants contained in this Section 6.2 shall be construed as a series of separate covenants by TANO, one for each parish or municipality included in the geographical scope described in

Subsection 6.2.1(b), for each jurisdiction outside of  Louisiana for which Section 6.2.2 may apply and for each year designated in

Subsections 6.2.1(a) and 6.2.2.  Except for geographic coverage and duration, each such covenant of TANO shall contain all of the terms of the covenant contained in this Section 6.2.  If, in any judicial proceeding, a court shall refuse to enforce any other separate covenants herein described, then such unenforceable covenant shall be deemed deleted from this Agreement to the

extent necessary to permit the remaining separate covenants to be enforceable.  TANO has considered the nature and extent of the restrictions upon competition set forth in this Section 6.2 and agrees that they are reasonable with respect to duration and geographical scope and in all other respects.

               (b)  REMEDIES; INJUNCTIVE RELIEF.  Any party

having any rights under any provision of this Section 6.2 shall be entitled to recover damages by reason for any breach of any provision of this Section 6.2 and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.  TANO recognizes and agrees that the violation of the provisions of this Section 6.2 cannot be reasonably or adequately compensated in damages and that, in addition to any other relief to which any party may be entitled by reason of such violation, it shall also be entitled to permanent and temporary injunctive and equitable relief.  Without limiting the generality of the foregoing, TANO specifically acknowledges that a showing by Buyer or Westwood of any breach of any provision of this

Section 6.2 shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle that party to interim and permanent injunctive relief against TANO.

               (d)  VENUE: GOVERNING LAW.  TANO agrees that the

proper venue for any proceedings seeking to enforce the

provisions of this Section 6.2 may lie in the  jurisdiction or jurisdictions where it is alleged that any party is at the time being damaged by such alleged breach or violation, and that this

Section 6.2 shall be construed and interpreted in accordance with the laws of that jurisdiction or those jurisdictions.

               (e)  SEVERABILITY.  Any provision of this

Section 6.2 which is prohibited or unenforceable in any

jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without

invalidating the remaining provisions hereof and any such

prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.3  CONFIDENTIAL INFORMATION.  Disclosure of confidential information could cause substantial loss to Buyer and Westwood.

Except as may be required by legal process, TANO agrees that it will not and will direct and require its employees not to, at any time after the Closing Date, for any purpose, disclose to any person or entity any confidential information relating to the

Business.  Confidential information is information which is of a unique nature relating to the Business, including, without

limitation, its financial affairs, programs, software, systems,

procedures, manuals, confidential reports, lists of clients and prospective clients, and sales and marketing methods.

Confidential information shall not include information otherwise available to the public by means other than the breach of this

Section 6.3.

     6.4  NON-SOLICITATION OF EMPLOYEES.  TANO agrees that it

shall not, for a period of two years from the Closing Date,

solicit, divert, take away, interfere with or attempt to induce any employee or agent of Buyer or Westwood to leave his or her employ or other relationship with Buyer or Westwood, as the case may be.

                           ARTICLE VII

                      CONDITIONS TO CLOSING

     7.1  BUYER'S CONDITIONS.  The obligations of Buyer to

consummate the transactions contemplated hereby at the Closing are subject to the satisfaction (unless waived) of the following conditions:

          (a)  TANO shall deliver to Buyer certified
               resolutions of its Board of Directors
               and certified resolutions of TANO's
               shareholder authorizing TANO to
               consummate the transactions contemplated hereunder.

          (b)  TANO shall deliver to Buyer, dated the
               Closing Date and in proper form for
               recording when appropriate, the deeds,
               bills of sale, assignments, License and
               other good and sufficient instruments of transfer conveying and transferring to
               Buyer the entire right, title and
               interest in and to the Assets (the
               "Transfer Documents"), in form and
               substance reasonably satisfactory to
               counsel to Buyer.

          (c)  Buyer shall receive the opinion of
               Milling, Benson, Woodward, Hillyer,
               Pierson & Miller, L.L.P., in form and
               substance reasonably satisfactory to
               Buyer, dated the Closing Date, to the
               effect that:

               (i)  TANO is a corporation duly
                    organized or qualified, validly
                    existing and in good standing
                    under the laws of Louisiana,
                    and every other state in which
                    the failure to qualify would
                    reasonably be anticipated to
                    have a material adverse effect
                    on the Business;

              (ii)  TANO has taken all necessary
                    corporate action to authorize
                    this Agreement and the
                    transactions contemplated
                    hereby, this Agreement has been
                    duly authorized, executed and
                    delivered by TANO, which has
                    the corporate authority to
                    perform its obligations
                    hereunder and the Agreement
                    constitutes a valid and binding
                    obligation of TANO enforceable
                    in accordance with its terms,
                    except as the same may be
                    limited by applicable
                    bankruptcy, reorganization,
                    insolvency, moratorium or
                    other similar laws from time
                    to time in effect affecting
                    creditors' rights generally,
                    and except that such counsel
                    need express no opinion as to
                    the availability of the
                    remedies of specific
                    performance and other equitable
                    relief under or by virtue of
                    this Agreement; and

             (iii)  the execution, delivery and
                    performance of this Agreement,
                    and all other agreements
                    described herein by TANO and
                    the consummation of the
                    transactions contemplated
                    hereby and thereby, will not
                    violate or result in the breach
                    of any of the terms, conditions
                    or provisions of the
                    Certificate of Incorporation
                    or Bylaws or any amendments
                    thereto of TANO.


     As to any matter contained in such opinion which involves

the laws of a jurisdiction other than the United States or the

State of Louisiana, such counsel may rely upon opinions of local counsel of established reputation reasonably satisfactory to

Buyer, which opinions shall expressly state that they may be relied upon by such counsel.  Such opinion may also expressly rely as to matters of fact upon certificates furnished by

appropriate officers of TANO or appropriate governmental

officials.

          (e)  Each of the representations and
               warranties of TANO set forth in this
               Agreement shall be true and correct in
               all material respects both on the date
               of this Agreement and on the Closing
               Date as though made on and as of each
               such date (except with respect to the
               effect of transactions permitted by the
               provisions of this Agreement), except as to any matter waived by Buyer.

          (f)  There shall have been no material
               adverse change to the financial
               condition of the Business.

          (g) TANO shall have complied with all of its covenants and agreements herein contained to be performed by it at or prior to the time fixed for the Closing.

          (h)  TANO shall undertake, as set forth in
               Section 1.3, to obtain the consents
               necessary to assign the agreements listed or described on Schedule 1.3 hereto.

          (i)  TANO shall have executed and delivered
               the Escrow Agreement in the form of
               Exhibit 1.

          (j)  James J. Reiss, Jr. shall have entered
               into a consulting agreement in a form
               mutually acceptable to him and the Buyer.


     7.2  TANO'S CONDITIONS.  The obligation of TANO to

consummate the transactions contemplated hereby at the Closing are subject to the satisfaction (unless waived) of the following conditions:

          (a)  Buyer shall deliver to TANO appropriate
               instruments of assumption with respect
               to the Assumed Liabilities in form and
               substance reasonably satisfactory to
               counsel for TANO.

          (b) Buyer and Westwood shall deliver to TANO a certified copy of their respective articles or certificate of incorporation and such other corporate documents as TANO shall request with respect to the due authorization of Buyer and Westwood to consummate the transactions contemplated hereunder.

          (c)  Buyer shall deliver, or cause to be
               delivered, to TANO at the Closing the
               Purchase Price as provided for in
               Section 2.3.

          (d)  Each of the representations and
               warranties of Buyer and Westwood set
               forth in Section 4.2 shall be true and
               correct in all material respects both on the date of this Agreement and on the Closing Date as though made on and as of each such date (except with respect to the effect of transactions permitted by the provisions of this Agreement).

          (e)  Buyer and Westwood shall have complied
               with all of its covenants and agreements herein contained to be performed by it at or prior to the time fixed for the Closing.

          (f)  Buyer shall have executed and delivered
               the Escrow Agreement in the form of
               Exhibit 1 hereto.

          (h)  Buyer shall have executed and delivered
               the Note in the form of Exhibit 2 hereto.


     7.3  FAILURE OF A CONDITION.  If any of the conditions set forth in Section 7.1 or 7.2 has not been met or waived on the date fixed for the Closing hereunder, the party whose obligations are subject to such condition may, at its sole option,

(a) terminate this Agreement, (b) extend the date for the Closing for up to thirty (30) days (during which period the parties shall use their best efforts to cause all such conditions to be

satisfied), or (c) proceed to Closing upon waiving any rights hereunder with respect to the other party hereunder or as a matter of law, including, but not limited to, the right of

specific performance as to any such condition, the satisfaction of which is within the control of the other party.  If this

Agreement is terminated pursuant to this Section, neither party shall have any rights nor obligations to the other hereunder or otherwise.

                          ARTICLE VIII

                         INDEMNIFICATION

     8.1  INDEMNIFICATION BY TANO.  From and after the Closing

Date, but subject to the conditions and limitations set forth in this Agreement, TANO shall indemnify and save Buyer and Westwood harmless from and against any and all loss, cost, damage or

expense (including reasonable attorneys' fees) whatsoever

resulting from or arising out of (i) any breach of any

representation or warranty of TANO, (ii) all federal, state,

municipal or other taxes or other governmental charges, together with any interest, penalties or additions that relate to such amounts, levied or imposed with respect to all tax returns or tax information returns required to be filed by TANO for the period before the Closing Date, (iii) any breach of any covenant or obligation of TANO contained herein, (iv) any actual or alleged liability or obligation arising directly or indirectly out of the

Excluded Assets or the Excluded Liabilities.

     8.2  INDEMNIFICATION BY BUYER.  From and after the Closing

Date, but subject to the conditions and limitations set forth in this Agreement, Buyer shall defend, indemnify and save TANO

harmless from and against any and all loss, cost, damage or

expense (including reasonable attorneys' fees) whatsoever

resulting from or arising out of (i) any breach of any warranty or representation of Buyer or Westwood; (ii) any breach of any covenant or obligation of Buyer or Westwood contained herein,

(iii) failure of Buyer or Westwood to pay or perform Assumed

Liabilities, and (iv) the conduct of the Business after the

Closing Date (including obligations to TANO employees whether or not hired by Buyer).

     8.3  CLAIMS.  In the event either Buyer or Westwood, on the one hand, or TANO, on the other hand (the "Claimant"), desires to make a claim against the other (the "Indemnitor") under

Section 8.1 or 8.2, the Claimant shall give prompt notice to the

Indemnitor of the institution of any actions, suits or

proceedings and demands at any time instituted against or made upon Claimant or any state of facts known to Claimant in

connection with which the Claimant would claim indemnification under Section 8.1 or 8.2 and Claimant shall, at the time of giving such notice, if the Indemnitor shall agree that it would have responsibility to indemnify under such Section 8.1 or 8.2,

give the Indemnitor full authority to defend, adjust, compromise or settle the action, suit, proceeding or demand of which such notice shall have been given, in the name of the Claimant or otherwise as the Indemnitor shall elect; provided, however, that

Claimant may, at its own expense, retain such additional

attorneys as it may deem necessary, which attorneys will be

permitted by Indemnitor and its attorneys to observe and/or

participate in all aspects of the defense of such action.

Indemnitor shall have the right, after consultation with

Claimant, to resolve and settle any such claims or actions which result only in the payment of money damages by Indemnitor, unless

Claimant determines that such settlement would not be in its best interests, in which event Claimant may at its own expense defend such claims or disputes and shall promptly release Indemnitor from any and all liability with respect thereto in excess of the amount of any payment which Claimant and Indemnitor reasonably determine would have been required to be made by Indemnitor in connection with such settlement.

     In the event of any claims under Section 8.1 or 8.2 for

indemnification, the Claimant shall advise the Indemnitor in writing of the amount and circumstances surrounding said claim.

With respect to liquidated claims, if within thirty (30) days the

Indemnitor has not contested said claim in writing, the

Indemnitor will pay the full amount thereof in cash within ten

(10) days after the expiration of such period.

     8.4  ARBITRATION.  Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be finally determined by a board of three arbitrators without appeal under the commercial rules of conciliation and arbitration of the

American Arbitration Association, and the site of the

arbitration, unless the parties agree otherwise, shall be in New

Orleans, Louisiana.  The judgment upon the award rendered may be rendered in any court having jurisdiction thereof, or application may be made to such court for judicial acceptance of the award and any order of enforcement, as the case may be.

                           ARTICLE IX

                            EXPENSES

     9.1  Each party shall bear and pay its own expenses and

taxes incurred in connection with the transactions referred to in this Agreement.

                            ARTICLE X

                          MISCELLANEOUS

     10.  FURTHER ASSURANCES.

          (a) After the Closing Date, TANO shall, from time to time, at Buyer's request and


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
               without further cost or expense to
               Buyer, prepare, execute and deliver to
               Buyer such other instruments of
               conveyance and transfer and take such
               other action as Buyer may reasonably
               request so as more effectively to sell,
               transfer, assign and deliver and vest in Buyer, title to and possession of the Assets as provided in this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

          (b)  After the Closing, Buyer and Westwood
               shall from time to time, at TANO's
               request and without further cost or
               expense to TANO, prepare, execute and
               deliver to TANO, such other instruments
               of assumption and security and take such other action as TANO may reasonably request so as more effectively to cause
               Buyer to assume the Assumed Liabilities
               or otherwise to consummate the
               transactions contemplated by this
               Agreement.

     10.3  NOTICES.  All notices, requests, consents and other

communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five (5)

days after being mailed by registered or certified first class mail, return receipt requested, postage prepaid, and in each case addressed:

     If to TANO, to:

          James J. Reiss, Jr.
          President
          One Shell Square, Suite 3826
          New Orleans, LA 70139





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
               with a copy to:

               Charles A. Snyder, Esq.
               Milling, Benson, Woodward, Hillyer,
                 Pierson & Miller, L.L.P.
               909 Poydras Street, Suite 2300
               New Orleans, LA 70112-1010


     If to Buyer or Westwood, to:

          Ernest H. McKee, President
          Westwood Corporation
          Post Office Box 35493
          Tulsa, Oklahoma 74153-0493

               with a copy to:

               C. Raymond Patton, Jr., Esq.
               Sneed Lang, P.C.
               2300 Williams Center Tower II
               Two West Second Street
               Tulsa, OK 74103-3136

provided, however, that if any addressee shall have designated a different address by notice to the other addressees, then to the last address so designated.

     10.4  ASSIGNMENT.  This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto, but shall not be assigned or delegated by either party without the prior written consent of the other.

     10.5  WAIVERS.  Any waiver by a party hereto of any breach of or failure to comply with any provision of this Agreement by another party must be in writing and shall not be construed as,



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
or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     10.6  COMPLETE AGREEMENT.  Except as set forth in any

contemporaneous written instruments signed by each of the parties hereto, this Agreement and the Exhibits hereto set forth the entire understanding of the parties hereto and supersede all prior agreements, covenants, arrangements, communications,

representations or warranties, whether oral or written, by any officer, employee or representative of any party.

     10.7  GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the

State of Louisiana, without giving effect to the principles of conflicts of laws thereof.

     10.8  THIRD PARTIES, AMENDMENT AND TERMINATION.  Nothing

herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the

parties hereto, any rights or remedies under or by reason of this

Agreement.  This Agreement may not be amended or terminated

orally but only by an instrument in writing duly executed by the parties hereto.

     10.9  NO WAIVER.  Failure to exercise any power given any

party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with the terms hereof.

     10.10  SEPARABILITY OF PROVISIONS.  Each provision of this

Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

     10.11  HEADINGS, PLURALITY AND GENDER.  The headings of the

Articles and Sections of this Agreement and of the Exhibits to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.  Words and

defined terms importing the singular number only, shall include the plural and vice-versa, and words importing the masculine gender shall include the feminine gender.

     10.12  EXHIBITS AND SCHEDULES.  The Exhibits and Schedules

attached hereto and referred to herein are a part of this

Agreement for all purposes.  Terms which are defined in this

Agreement shall have the same meanings when used in the Exhibits and Schedules hereto.

     10.13  COUNTERPARTS.  More than one counterpart of this

Agreement may be executed by the parties hereto, and each

executed counterpart shall be deemed an original.

     10.14  PUBLICITY.  Any public announcements or other

publicity with respect hereto or the transactions contemplated hereby shall be made only at such time and in such manner as TANO on the one hand, and Buyer and Westwood on the other hand, shall mutually agree, except that either party shall be free to make such public announcements as it shall deem reasonably necessary,

after full consultation with the other, to comply with federal or state securities or other laws.

                           ARTICLE XI

                            GUARANTEE

     11.1  GUARANTEE.  By executing and delivering this

Agreement, Westwood hereby irrevocably guarantees to TANO and permitted assignees of TANO hereunder, all liabilities,

obligations, covenants, warranties, representations, undertakings and agreements of Buyer made hereunder or made hereafter by Buyer in connection with the transactions contemplated hereby.  The obligations of Westwood, pursuant to this Agreement, are that of a continuing guarantee and shall be absolute and unconditional under any and all circumstances.  Westwood agrees that the

validity of this guarantee and its obligations hereunder shall in no way be terminated, affected or impaired by reason of the assertion by TANO of any rights or remedies that it may have under, or with respect to, this Agreement against Buyer, or by reason of the adjudication in bankruptcy of Buyer or the filing of a petition for any relief under the Bankruptcy Act by Buyer.

Westwood further covenants that this guarantee shall remain and continue in full force and effect as to any modification,

extension or renewal of this Agreement.  Upon any default of

Buyer under this Agreement, TANO may, at its option, proceed directly and at once, without notice, against Westwood hereunder without proceeding against Buyer or any other person.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              WESTWOOD/TANO, INC.

                              By:     /s/ Ernest H. McKee
                                 --------------------------------
                              Its: President

                              WESTWOOD CORPORATION

                              By:     /s/ Ernest H. McKee
                                 --------------------------------
                              Its:  President

                              TANO AUTOMATION, INC.

                              By:     /s/ James J. Reiss, Jr.
                                 --------------------------------
                              Its:  President



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